EXHIBIT 31.4
Rule 13a-14(a)/15d-14(a) Certification
(Principal Financial Officer)
I, Ray L. Druseikis, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2007 of AirNet Systems, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2008	By:	/s/ Ray L. Druseikis
Ray L. Druseikis
Vice President of Finance and Controller; Interim Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

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